Exhibit 99.3

GREENPOINT FINANCIAL CORP.

Exchange Offer For

$350,000,000 3.20% Senior Notes Due 2008

In Exchange For

$350,000,000 3.20% Senior Notes Due 2008

that have been registered under the Securities Act of 1933

Pursuant to the Prospectus dated [            ], 2003

To Securities Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Enclosed for your consideration is a Prospectus dated [            ], 2003 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by GreenPoint Financial Corp. (“GreenPoint”) to exchange an aggregate principal amount of up to $350,000,000 of its 3.20% Senior Notes Due 2008 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement of which the Prospectus forms a part, for an equal principal amount of its outstanding $350,000,000 3.20% Senior Notes Due 2008 (the “Outstanding Notes”) that were issued and sold in integral multiples of $1,000 in a transaction exempt from registration under the Securities Act of 1933.

We are asking you to contact your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Outstanding Notes registered in their own names. GreenPoint will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by GreenPoint for customary mailing and handling expenses incurred by you for forwarding any of the enclosed materials to your clients. GreenPoint will pay all transfer taxes, if any, applicable to the exchange of Outstanding Notes under the Exchange Offer, except as otherwise provided in the Prospectus and the Letter of Transmittal.

Enclosed are copies of the following documents:

1.  the Prospectus;

2.  a Letter of Transmittal for your use in connection with the exchange of Outstanding Notes and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Outstanding Notes);

3.  a form of letter that may be sent to your clients for whose accounts you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining the clients’ instructions with regard to the Exchange Offer;

4.  a Notice of Guaranteed Delivery;

5.  guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6.  a return envelope addressed to The Bank of New York, as the Exchange Agent.

Your prompt action is requested. The Exchange Offer will expire at 5:00 P.M., New York City time, on [            ], 2003, unless extended (the “Expiration Date”). Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

To tender Outstanding Notes, certificates for Outstanding Notes or a book-entry confirmation, a duly executed and properly completed Letter of Transmittal or a facsimile thereof or electronic instructions sent to the Depository Trust Company, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal. See “Exchange Offer” in the Prospectus.

Questions and requests for assistance with respect to the Exchange Offer or requests for additional copies of the enclosed material may be directed to the Exchange Agent at its address and phone number set forth in the Prospectus.

Very truly yours,

GREENPOINT FINANCIAL CORP.

Nothing contained herein or in the enclosed documents shall constitute you or any other person as an agent of GreenPoint Financial Corp. or the Exchange Agent, or any affiliate thereof, or authorize you or any other person to make any statements or use any document on behalf of any of them with respect to the Exchange Offer, except for the enclosed documents and the statements expressly made in the Prospectus and the Letter of Transmittal.

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